UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 14, 2005

Lattice Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 N. E. Moore Court
Hillsboro, Oregon 97124-6421

(Address of principal executive offices, including zip code)

(503) 268-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 14, 2005, Lattice Semiconductor Corporation (“Lattice”) announced the appointments of Stephen A. Skaggs as acting Chief Executive Officer and Patrick S. Jones as acting Chairman of the Board.  Mr. Skaggs, 42, joined Lattice in 1992 and served as Senior Vice President and Chief Financial Officer from 1996 until 2003, when he was appointed President.  Mr. Jones, 61, joined the Lattice Board of Directors in January 2005, and serves on the Audit Committee, Nominating and Governance Committee and Special Litigation Committee.  Mr. Jones previously served as Senior Vice President and Chief Financial Officer at Gemplus SA, Vice President Finance, Corporate Controller for Intel Corporation and Chief Financial Officer of LSI Logic.  Mr. Jones is also a board member of Genesys SA and Liberate Technologies.  Lattice has not entered into employment agreements with either Mr. Skaggs or Mr. Jones.  The compensatory arrangements between Lattice and each of Mr. Skaggs and Mr. Jones are described in Lattice’s proxy statement relating to its annual meeting of stockholders filed with the Securities and Exchange Commission on April 11, 2005, which description is incorporated herein by reference.

Lattice also announced on June 14, 2005 that Cyrus Y. Tsui, Lattice’s incumbent Chief Executive Officer and Chairman of the Board, and Rodney F. Sloss, the incumbent Vice President of Finance, have been placed on paid leave of absence pending completion of an independent examination being undertaken by Lattice’s Audit Committee.  In connection with its responsibilities for financial oversight, the Audit Committee is examining issues primarily associated with executive compensation and several related items pertaining to Lattice’s internal controls.  At the present time, Lattice is not aware of any required adjustments to its historical financial results in connection with these matters.  Lattice has furnished information regarding the matters under examination to the Securities and Exchange Commission, which is conducting an ongoing informal inquiry into Lattice’s prior restatement of financial results.

The matters that the Audit Committee is examining were brought to its attention by Lattice’s Special Litigation Committee, which was established for the purpose of conducting a review and investigation of the claims contained in two previously announced shareholder derivative complaints.

A copy of the press release relating to these matters is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01.  Regulation FD Disclosure.

On June 14, 2005 Lattice Semiconductor Corporation posted on its website a business update for the second quarter of fiscal year 2005. A copy of the business update is furnished as Exhibit 99.2 to this report.

The information in this Item 7.01 and in Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1                          Press release dated June 14, 2005, entitled “Lattice Semiconductor Corporation Announces Appointments of Acting Chief Executive Officer and Acting Chairman of the Board.”

99.2                          Business Outlook Statement dated June 14, 2005. (furnished, not filed, herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: June 14, 2005	By:	/s/ Jan Johannessen
Jan Johannessen Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 14, 2005, entitled “Lattice Semiconductor Corporation Announces Appointments of Acting Chief Executive Officer and Acting Chairman of the Board.”

99.2	Business Outlook Statement dated June 14, 2005. (furnished, not filed, herewith)